Exhibit 99.(h)(1)

TRANSFER AGENCY AND SERVICE AGREEMENT

BETWEEN

ALLSTATE FINANCIAL INVESTMENT TRUST,

ALLSTATE LIFE INSURANCE COMPANY

AND

BOSTON FINANCIAL DATA SERVICES, INC.

TABLE OF CONTENTS

		Page
1.	Terms of Appointment and Duties; Additional Services	1

2.	Third Party Administrators for Defined Contribution Plans	7

3.	Fees and Expenses	8

4.	Representations and Warranties of the Transfer Agent	10

5.	Representations and Warranties of the Trust and ALIC	10

6.	Wire Transfer Operating Guidelines	11

7.	Data Access and Proprietary Information	13

8.	Indemnification	15

9.	Standard of Care	19

10.	Confidentiality	19

11.	Covenants of the Trust and the Transfer Agent	21

12.	Termination of Agreement	22

13.	Assignment and Third Party Beneficiaries	25

14.	Subcontractors	26

15.	Changes and Modifications	26

16.	Miscellaneous	27

17.	Additional Funds/Portfolios	29

18.	Limitations of Liability of the Trustees and Shareholders	29

Schedule A	Funds and Portfolios
Schedule 1.2(f)	AML and CIP Delegation
Schedule 1.2(i)	Omnibus Transparency Services
Schedule 1.2(k)	Certificate Support Services
Schedule 1.5	Service Level Standards
Schedule 2.1	Third Party Administrator(s) Procedures
Schedule 3.1(a)	Transfer Agency Fees and Expenses
Schedule 3.1(b)	Certificate Support Services Fees and Expenses
Schedule 7.6	AWD License
Schedule 7.7	AWD Data Center

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT made as of the 20th day of March 2008, by and between ALLSTATE FINANCIAL INVESTMENT TRUST, having its principal office and place of business at 3100 Sanders Road, Northbrook, Illinois 60062 (the “Trust”), ALLSTATE LIFE INSURANCE COMPANY having its principal office and place of business at 3100 Sanders Road, Northbrook, Illinois 60062 (“ALIC”) and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation having its principal office and place of business at 2 Heritage Drive, North Quincy, Massachusetts 02171 (the “Transfer Agent”).

WHEREAS, the Trust may be authorized to issue shares in separate series, such series shall be listed in the attached Schedule A, which may be amended by the parties from time to time, (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 17, being herein referred to as a “Fund”, and collectively as the “Funds”);

WHEREAS, Trust is a statutory trust organized under the laws of Delaware (as set forth on the Schedule A) and registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, it is contemplated that additional Funds may become parties to this Agreement by written consent of the parties hereto and in accordance with Section 17;

WHEREAS, it is contemplated that certain Funds may offer G classes of shares that can be purchased only in conjunction with the purchase of certain contingent deferred annuity certificates referred to as Guaranteed Lifetime Withdrawal Benefit Certificates (the “Guaranteed Benefit Certificate”) issued by ALIC and registered in accordance with the Securities Act of 1933, as amended (the “1933 Act”) and subject to the Securities Exchange Act of 1934, as amended (the “1934 Act”);

WHEREAS, each Fund desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment; and

WHEREAS, ALIC desires to engage the Transfer Agent to perform certain additional limited functions with respect to the Guaranteed Benefit Certificates and the Transfer Agent agrees to perform such additional services.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.             Terms of Appointment and Duties; Additional Services

1.1       Transfer Agency Services.  Subject to the terms and conditions set forth in this Agreement, each Fund hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for each Fund’s authorized and issued shares or beneficial interest, as the case may be, (“Shares”), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each Fund (“Shareholders”), including without limitation any periodic investment plan or periodic withdrawal program.  In accordance with procedures established from time to time by agreement between the Transfer Agent and each of the Funds and their respective Portfolios (the “Procedures”) with such changes or deviations there from as have been (or may from time to time be) agreed upon in writing by the parties, the Transfer Agent agrees that it will perform the services set forth below for the Funds set forth on Schedule A hereto, for which the Transfer Agent maintains all of the applicable shareholder records on the DST TA2000 System (defined below):

(a)   Establish each Shareholder’s account in the Fund on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Shareholder in accordance with the Procedures;

(b)   Receive for acceptance and process orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the organizational documents of the Fund (the “Custodian”);

(c)   Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(d)   Receive for acceptance and process redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

(e)   In respect to items (a) through (d) above, the Transfer Agent may execute transactions directly with broker-dealers authorized by the Fund;

(f)    At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(g)   Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(h)   Prepare and transmit payments for dividends and distributions declared by a Fund;

(i)    Issue replacement checks and place stop orders on original checks based on Shareholder’s representation that a check was not received or was lost.  Such stop orders and replacements will be deemed to have been made at the request of the Fund, and, as between the Fund and the Transfer Agent, the Fund shall be responsible for all losses or claims resulting from such replacement;

(j)    Maintain records of account for and advise the Fund and its Shareholders as to the foregoing;

(k)   Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.  The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding but shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund;

(l)    Accept any information, records, documents, data, certificates, transaction requests by machine readable input, facsimile, CRT data entry and electronic instructions, including e-mail communications, which have been prepared, maintained or provided by the Fund or any other person or firm on behalf of the Fund or from broker-dealers of record or third-party administrators (“TPAs”) on behalf of individual Shareholders.  With respect to transaction requests received in the foregoing manner, the Transfer Agent shall not be responsible for determining that the original source documentation is in good order, which includes compliance with Rule 22c-1 under the 1940 Act, and it will be the responsibility of the Fund to require its broker-dealers or TPAs to retain such documentation.  E-mail exchanges on routine matters may be made directly with the Fund’s contact at the Transfer Agent.  The Transfer Agent will not act on any e-mail communications coming to it directly from Shareholders requesting transactions, including, but not limited to, monetary transactions, change of ownership, or beneficiary changes;

(m)  Maintain and manage, as agent for the Fund, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Share purchases and redemptions and the payment of Share dividends and distributions.   The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent.  In connection with the recordkeeping and other services provided to the Fund hereunder, the Transfer Agent may receive compensation for the management of such accounts and such compensation may be calculated based upon the average balances of such accounts;

(n)   Receive correspondence pertaining to any former, existing or new Shareholder account, process such correspondence for proper recordkeeping and respond to Shareholder correspondence; and

(o)   Process any request from a Shareholder to change account registration, beneficiary, beneficiary information, transfer and rollovers in accordance with the Procedures.

1.2       Additional Services.  In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraphs, the Transfer Agent shall perform the following services:

(a)   Other Customary Services.  Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts; preparing Shareholder meeting lists; arranging for mailing of Shareholder proxies; Shareholder reports and prospectuses to current Shareholders; withholding taxes on U.S. resident and non-resident alien accounts; preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders; preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; preparing and mailing activity statements for Shareholders; and providing Shareholder account information.  The parties acknowledge that in connection with any of the foregoing tax related services, the Transfer Agent shall be acting in a ministerial capacity upon written instruction of, or following procedures authorized by, the Trust, and shall not be acting in the capacity of a tax preparer as that term is defined under the Internal Revenue Code (defined below), as amended;

(b)   Control Book (also known as “Super Sheet”).  Maintain a daily record and produce a daily report for the Trust of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund no later than 9:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day;

(c)   “Blue Sky” Reporting.  The Trust or its administrator shall identify to the Transfer Agent in writing the states and countries where the Shares of the Fund are registered or exempt, and the number of Shares registered for sale with respect to each state or country, as applicable.  The Transfer Agent shall establish the foregoing parameters on the system for the designated Blue Sky vendor.  The Trust or its administrator shall verify that such parameters have been correctly established for each state or country on the system prior to activation and thereafter shall be responsible for monitoring the daily activity for each state or country.  The responsibility of the Transfer Agent for a Fund’s blue sky registration status is solely limited to the initial establishment of the parameters provided by the Fund or the administrator for the vendor’s system and the daily transmission of a file to such vendor in order that the vendor may provide reports to the Fund or the administrator for monitoring;

(d)   National Securities Clearing Corporation (the “NSCC”).  (i) Accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of authorized broker-dealers on the Fund dealer file maintained by the Transfer Agent;  (ii) Issue instructions to the Trust’s banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) Provide account and transaction information from the affected Fund’s records on DST Systems, Inc.’s computer system TA2000 (“TA2000 System”) in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (iv) Maintain Shareholder accounts on TA2000 System through Networking;

(e)   Performance of Certain Services by the Trust or Affiliates or Agents.  New procedures as to who shall provide certain of these services may be established in writing from time to time by agreement between the Fund and the Transfer Agent.  The Transfer Agent may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund’s behalf.  The Fund and its affiliates or agents shall be responsible for performing those services as agreed to by the parties from time to time;

(f)    Anti-Money Laundering (“AML”) Delegation. The Trust has elected to delegate to the Transfer Agent certain AML duties under this Agreement and the parties agree to such duties and terms as stated in the attached schedule (“Schedule 1.2(f)” entitled “AML Delegation”) which may be changed from time to time subject to mutual written agreement between the parties;

(g)   Call Center Services.  Answer telephone inquiries from 9:00 a.m. to 6:00 p.m., Eastern Time, each day on which the New York Stock Exchange is open for trading.  The parties may mutually agree upon additional telephone coverage from time to time and any additional fees or expenses with respect thereto.  The Transfer Agent shall answer and respond to inquiries from existing Shareholders, prospective Shareholders of the Fund and broker-dealers on behalf of such Shareholders in accordance with the telephone scripts provided by the Fund to the Transfer Agent, such inquiries may include requests for information on account set-up and maintenance, general questions regarding the operation of the Fund, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests;

(h)   Short Term Trader.  The Transfer Agent will provide the Fund with periodic reports on trading activity in the Fund based on parameters provided to the Transfer Agent by the Trust, as amended from time to time.  The services to be performed by the Transfer Agent for the Trust hereunder will be ministerial only and the Transfer Agent shall have no responsibility for monitoring or reviewing market-timing activities.  In consideration of the performance of the duties by the Transfer Agent pursuant to this Section, the Trust agrees to pay the Transfer Agent the fee set forth on Schedule 3.1 attached hereto and the reasonable reimbursable expenses that may be associated with these additional duties;

(i)    Omnibus Transparency Services.  The Transfer Agent shall carry out certain information requests, analyses and reporting services in support of each Fund’s obligations under Rule 22c-2(a)(2), (3).  The parties will agree to such services and terms as stated in the attached schedule (“Schedule 1.2(i)” entitled “Omnibus Transparency Services”) that may be changed from time to time subject to mutual written agreement between the parties.  In consideration of the performance of the services by the Transfer Agent pursuant to this Section 1.2(i), the Trust agrees to pay the Transfer Agent for such fees and expenses associated with such additional services as set forth on Schedule 3.1; and

(j)    Escheatment, Orders, Etc.  As mutually agreed upon by the parties as to any reasonable reimbursable expenses, provide any additional related services (i.e., pertaining to escheatments, abandoned property, garnishment orders, bankruptcy and divorce proceedings, Internal Revenue Service or state tax authority tax levies and summonses and all matters relating to the foregoing).

(k)   Certificate Support Services.  At the direction of ALIC and in accordance with procedures established from time to time by agreement between the Transfer Agent and ALIC (the “G Classes Procedures”) with such changes or deviations there from as have been (or may from time to time be) agreed upon in writing by the parties, the Transfer Agent agrees that it will perform those services for the Guaranteed Benefit Certificates as set forth on Schedule 1.2(k), entitled “Certificate Support Services,” which may be amended by the parties from time to time, and attached hereto.  In connection with such services, the Transfer Agent shall invoice ALIC directly for those fees and expenses associated therewith and ALIC agrees to pay the Transfer Agent those fees and expenses as set forth on Schedule 3.1(b) entitled (“Certificate Support Fees”).

1.3       Fiduciary Accounts.  With respect to certain retirement plans or accounts (such as individual retirement accounts (“IRAs”), SIMPLE IRAs, SEP IRAs, Roth IRAs, Coverdell Education Savings Accounts, and 403(b) arrangements (such accounts, “Fiduciary Accounts”)), the Transfer Agent, at the request of the Trust, shall arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial services to be provided by State Street Bank and Trust Company (“State Street”), account set-up maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

1.4       Site Visits and Inspections; Regulatory Examinations.  During the term of this Agreement, authorized representatives of the Trust and ALIC may conduct periodic site visits of the Transfer Agent’s facilities and inspect the Transfer Agent’s records and procedures solely as they pertain to the Transfer Agent’s services for the Funds and ALIC under or pursuant to this Agreement.  Such inspections shall be conducted at the expense of the Trust and/or ALIC, as applicable, (which shall include costs related to providing materials, copying, faxing, retrieving stored materials, and similar expenses) and shall occur during the Transfer Agent’s regular business hours and, except as otherwise agreed to by the parties, no more frequently than twice a year.  In connection with such site visit and/or inspection, the Trust shall not attempt to access, nor will it review, the records of any other clients of the Transfer Agent and the Trust and ALIC shall conduct the visit/inspection in a manner that will not interfere with the Transfer Agent’s normal and customary conduct of its business activities, including the provision of services to the Funds, ALIC and to other clients.  The Transfer Agent shall have the right to immediately require the removal of any Trust or ALIC representatives from its premises in the event that their actions, in the reasonable opinion of the Transfer Agent, jeopardize the information security of its systems and/or other client data or otherwise are disruptive to the business of the Transfer Agent.  The Transfer Agent may require any persons seeking access to its facilities to provide reasonable evidence of their authority.  The Transfer Agent may also reasonably require any representatives of the

            Trust or ALIC to execute a confidentiality agreement before granting such individuals access to its facilities.  The Transfer Agent will also provide reasonable access to the governmental regulators of the Trust or ALIC, at the expense of the Trust or ALIC, solely to (i) the records of the Trust or ALIC held by the Transfer Agent and (ii) the procedures of the Transfer Agent directly related to its provision of services to the Trust or ALIC under the Agreement.

1.5           Service Level Standards.  The Transfer Agent maintains a quality control process designed to provide a consistent level of quality and timeliness for its transaction processing.  Ninety days after the commencement of Services under this Agreement, the Transfer Agent’s performance under this Agreement shall begin to be measured against the mutually agreed upon performance standards included as a schedule to this Agreement (“Schedule 1.5” entitled “Service Level Standards”).  The parties shall review and discuss the Service Level Standards arrangement established in this Section 1.5 annually and shall make such changes therein as to which they mutually agree.  Following the effective date of the Service Level Standards, the Transfer Agent will implement appropriate measurement procedures and shall provide periodic reports (on a mutually agreed upon timeframe as set forth in Schedule 1.5 to the Fund with respect to the Transfer Agent’s performance of the services against the applicable Service Level Standards.

In order that the Transfer Agent may reasonably estimate the staffing needed to maintain the Service Level Standards, the Fund agrees to use all reasonable efforts to communicate to the Transfer Agent sales and volume projections prior to the beginning of each quarter.  The Fund shall also use all reasonable efforts to provide the Transfer Agent with advance notice of any product development, sales or marketing campaigns that the Fund determines may impact the volume of transactions in the Funds.  The parties agree to work together to resolve any performance issues in the manner set forth in the Service Level Standards.

2.             Third Party Administrators for Defined Contribution Plans

2.1       The Fund may decide to make available to certain of its customers, a qualified plan program (the “Program”) pursuant to which the customers (“Employers”) may adopt certain plans of deferred compensation (“Plan or Plans”) for the benefit of the individual Plan participant (the “Plan Participant”), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”) and administered by TPAs which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended.

2.2       In accordance with the procedures established in Schedule 2.1 entitled “Third Party Administrator Procedures,” as may be amended by the Transfer Agent and the Fund from time to time (“Schedule 2.1”), the Transfer Agent shall:

(a)  Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPAs, as the case may be, as omnibus accounts;

(b)  Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

(c)  Perform all services under Section 1 as transfer agent of the Funds and not as a record-keeper for the Plans.

2.3       Transactions identified under Sections 1 and 2 of this Agreement shall be deemed exception services (“Exception Services”) when such transactions:

(a)  Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform transfer agency and recordkeeping services;

(b)  Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

(c)   Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System, than is normally required.

3.             Fees and Expenses

3.1       Fee Schedule.  For the performance by the Transfer Agent pursuant to this Agreement, the Trust and ALIC each agree to pay the Transfer Agent the fees and expenses as set forth in their respective attached fee schedule (Schedule 3.1(a) or Schedule 3.1(b) and collectively referred to as “Schedule 3.1”).  Such fees and reimbursable expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the parties.  The parties agree that the fees set forth on Schedule 3.1 shall apply with respect to the Funds set forth on Schedule A hereto as of the date hereof and to any newly created funds added to this Agreement under Section 17 that have requirements consistent with services then being provided by the Transfer Agent under this Agreement.  The fees set forth on Schedule 3.1, however, shall not automatically apply to any funds resulting from acquisition or merger subsequent to the execution of this Agreement.  In the event that a fund is to become a party to this Agreement as the result of an acquisition or merger then the parties shall confer diligently and in good faith, and agree upon fees applicable to such fund.

3.2       Reimbursable Expenses.  In addition to the fees paid under Section 3.1 above, the Fund and ALIC each agree to reimburse the Transfer Agent for reimbursable expenses as applicable to each, including but not limited to: AML/CIP annual fee, suspicious activity reporting for networked accounts, audio response, checkwriting, CIP-related database searches, commission fee application, data communications equipment, computer hardware, DST disaster recovery charge, escheatment, express mail and delivery services, federal wire charges, forms and production, freight charges, household tape processing, lost shareholder searches, lost shareholder tracking, magnetic tapes, reels or cartridges, magnetic tape handling charges, manual check pulls, microfiche/COOL, microfilm, network products, new fund implementation, NSCC processing and communications, postage (to be paid in advance if so requested), offsite records storage, outside mailing services, P.O. box rental, print/mail services, programming hours, regulatory compliance fee per CUSIP, reporting (on request and scheduled), returned checks, Short Term Trader, special mailing, statements, supplies, tax reporting (federal and state), telecommunications equipment, telephone (telephone and fax lines), training, transcripts, travel, TIN certification (W-8 & W-9), vax payroll processing, year-end processing and other expenses incurred at the specific direction of the Trust or ALIC or with advance written notice to the Trust or ALIC.

3.3       Increases.  The fees and charges set forth on Schedule 3.1 shall increase or may be increased (i) in accordance with Section 3.6 below; (ii) upon at least ninety (90) days prior written notice, if changes in laws applicable to its transfer agency business or laws applicable to the Fund or ALIC, which the Transfer Agent has agreed to abide by and implement increases the Transfer Agent’s ongoing system utilization costs to provide the affected function by five percent (5%) or more; or (iii) in connection with new or additional functions or features or new services or modes of operation of the TA2000 system.  If the Transfer Agent notifies the Fund or ALIC of an increase in fees or charges pursuant to subparagraph (ii) of this Section 3.3, the parties shall confer, diligently and in good faith and agree upon a new fee or charges to cover the amount necessary, but not more than such amount, to reimburse the Transfer Agent for the increased costs of operation or new fund features.  If the Transfer Agent notifies the Fund or ALIC of an increase in fees under subparagraph (iii) of this Section 3.3, the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

3.4       Postage.  Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Trust at least seven (7) days prior to the mailing date of such materials.

3.5       Invoices.  The Fund and ALIC each agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective invoice, except for any fees or expenses that are subject to good faith dispute.  In the event of such a dispute, the Fund or ALIC may only withhold that portion of the fee or expense subject to the good faith dispute.  The Fund or ALIC shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each invoice if such party is disputing any amounts in good faith.  If the Fund or ALIC does not provide such notice of dispute within the required time, the invoice will be deemed accepted by such party.  The Fund or ALIC shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount.  If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

3.6       Cost of Living Adjustment.  After the first year of the Initial Term, the total fee for all services for each succeeding year shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below), or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties.  As used herein, “CPI-W” shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston-Brockton-Nashua, MA-NH-ME-CT, (Base Period: 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics.

3.7       Late Payments.  If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Trust or ALIC as appropriate, shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Transfer Agent) on the first day of publication during the month when such amount was due.  Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4.             Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

4.1       It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2       It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and it will remain so registered for the duration of this Agreement.  It will promptly notify the Fund in the event of any material change in its status as a registered transfer agent.

4.3       It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.4       It is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform the services contemplated in this Agreement.

4.5        All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.6       It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.             Representations and Warranties of the Fund and ALIC

5.1       The Fund represents and warrants to the Transfer Agent that:

(a)   It is a trust or corporation duly organized and existing and in good standing under the laws of the state of its organization as set forth on Schedule A.

(b)   It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

(c)   All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)   The Fund is an open-end and diversified management investment company registered under the 1940 Act.

(e)   A registration statement under the Securities Act of 1933, as amended, for each Fund has been filed, and will become effective prior to the commencement of services hereunder, and once effective, will remain effective during the term of this Agreement, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale by the Fund.

5.2       ALIC represents and warrants to the Transfer Agent that:

(a)   It is a stock life insurance company duly organized and existing and in good standing under the laws of the state of Illinois.

(b)   It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

(c)   All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)   A registration statement under the Securities Act of 1933, as amended, for the Guaranteed Benefit Certificates has been filed, and will become effective prior to the commencement of Services hereunder, and once effective will remain effective during the term of this Agreement, and appropriate state securities law filings have been made and will continue to be made, with respect to the Guaranteed Benefit Certificates being offered for sale by ALIC.

6.             Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code

6.1       Obligation of Sender.  The Transfer Agent is authorized to promptly debit the appropriate Trust account(s) upon the receipt of a payment order in compliance with the selected security procedure (the “Security Procedure”) chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer.  The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Trust instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time.  All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

6.2       Security Procedure.  The Trust acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Trust from security procedures offered by the Transfer Agent.  The Trust shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing.  The Trust must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Trust’s authorized personnel.  The Transfer Agent shall verify the authenticity of all Trust instructions according to the Security Procedure.

6.3       Account Numbers.  The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order.  In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

6.4       Rejection.  The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent’s receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

6.5       Cancellation Amendment.  The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act.  However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6       Errors.  The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure.  The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7       Interest.  The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

6.8       ACH Credit Entries/Provisional Payments.  When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries.  Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank.  If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

6.9       Confirmation.  Confirmation of Transfer Agent’s execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent’s proprietary information systems, or by facsimile or call-back.  Fund must report any objections to the execution of an order within thirty (30) days.

7.             Data Access and Proprietary Information

7.1       The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, object code, documentation manuals, and user guides, furnished to the Trust by the Transfer Agent or its Affiliates as part of the Trust’s ability to access certain Trust -related data maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or its Affiliates (including DST Systems, Inc. and DST Technologies, Inc. (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or its Affiliates.  In no event shall Proprietary Information be deemed Customer Information (as defined in Section 10.2 below) or the confidential information of the Trust.  The Trust agrees to treat all Proprietary Information as proprietary to the Transfer Agent and its Affiliates and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.  Without limiting the foregoing, the Trust agrees for itself and its employees and agents to:

(a)   Use such programs and databases (i) solely on the Trust’s computers, (ii) solely from equipment at the location agreed to between the Trust and the Transfer Agent or the Transfer Agent’s Affiliates and (iii) solely in accordance with the applicable user documentation of the Transfer Agent or its Affiliates;

(b)   Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund’s computer(s)), the Proprietary Information;

(c)   Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(d)   Refrain from causing or allowing information transmitted from the Transfer Agent’s computer to the Trust’s computer to be retransmitted to any other computer or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

(e)   Allow the Trust to have access only to those authorized transactions as agreed to between the Trust and the Transfer Agent; and

(f)    Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent and its Affiliates in Proprietary Information at common law, under federal copyright law and under other federal or state law.

7.2       Proprietary Information shall not include all or any portion of any of the foregoing items that:  (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent and its Affiliates; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.  The party alleging one of the foregoing exceptions shall have the burden of proof with respect to documenting the applicability of such exception.

7.3       The Trust acknowledges that its obligation to protect the Transfer Agent’s Proprietary Information is essential to the business interest of the Transfer Agent and its Affiliates and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent and its Affiliates immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine.  Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent and/or its Affiliates shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

7.4       If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure.  Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.  DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS.  EXCEPT THOSE EXPRESSLY STATED HEREIN THE TRANSFER AGENT AND ITS AFFILIATES EXPRESSLY DISCLAIM ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.5       If the transactions available to the Trust or ALIC include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

7.6       During the term of this Agreement, the Transfer Agent’s affiliate, DST Technologies, Inc., will provide the Trust with access to and, subject to and in accordance with the terms and conditions set forth in this Agreement, those attached hereto as Schedule 7.6 and those set forth in the applicable AWD user documentation maintained and made available to the Trust on the DST Customer Center website (the “AWD Obligations”), and the Trust’s agreement to comply with and to fulfill all AWD Obligations applicable to it, hereby grants the Trust a non-exclusive, non-transferable license to use, and will provide new Releases as necessary at no additional cost (and new Versions upon payment of the applicable fees) for, the machine executable (object code) copy of the proprietary work management software known as “Automated Work Distributor®” or AWD” installed on workstations (the “Workstation Software”) for certain workstations maintained on the Trust’s premises.

7.7       During the term of this Agreement, the Transfer Agent will provide the Trust with access to and use of that part of the AWD Software that resides on an AS/400 server and certain other servers (the “AWD Server Software”) which are operated by the Transfer Agent’s affiliate, DST Systems, Inc. (the “DST Server”) and located at the AWD Data Center of DST Systems, Inc. located at 330 West 9th Street, Kansas City, Missouri (the “AWD Data Center”) subject to and in accordance with the terms and conditions set forth in this Agreement and those attached hereto as Schedule 7.7.

7.8       Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7.  The obligations of this Section shall survive any earlier termination of this Agreement.

8.             Indemnification

8.1       The Transfer Agent shall not be responsible for, and the Trust shall indemnify and hold the Transfer Agent, and with respect to Section 1.2(d) and 1.3 and Section 8.1(f) and 8.1(g) herein, also State Street, harmless, from and against, any and all losses, damages, costs, charges, counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

(a)   All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

(b)   The Trust ‘s lack of good faith, negligence or willful misconduct;

(c)   The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on bbehalf of the Trust including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Trust or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by counsel to the Trust after consultation with such legal counsel and upon which instructions or opinion the Transfer Agent is expressly permitted to rely on opinions of legal counsel that are obtained by the Transfer Agent; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(d)   The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

(e)   The acceptance of facsimile transaction requests on behalf of individual Shareholders received from broker-dealers, TPAs or the Trust, and the reliance by the Transfer Agent on the broker-dealer, TPA or the Trust ensuring that the original source documentation is in good order and properly retained;

(f)    The negotiation and processing of any checks, wires and ACH transmissions including without limitation for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent; or

(g)   Upon the Trust’s request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

8.2       The Transfer Agent shall not be responsible for, and ALIC shall indemnify and hold the Transfer Agent, and with respect to Section 1.3 and Section 8.2(f) herein, also State Street, harmless, from and against, any and all losses, damages, costs, charges, counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

(a)   All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to Section 1.2(k) and Schedule 1.2(k) of this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

(b)   ALIC ‘s lack of good faith, negligence or willful misconduct;

(c)   The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, or other similar means authorized by ALIC, and which have been prepared, maintained or performed by ALIC or any other person or firm on behalf of ALIC including but not limited to any broker-dealer; (ii) any instructions or requests of ALIC or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the

Transfer Agent under this Agreement which are provided to the Transfer Agent by counsel to ALIC after consultation with such legal counsel and upon which instructions or opinion the Transfer Agent is expressly permitted to rely or opinions of legal counsel that are obtained by the Transfer Agent; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(h)   The offer or sale of a Guaranteed Benefit Certificate in violation of federal or state securities laws or regulations requiring that such Guaranteed Benefit Certificate be registered, or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

(i)    The acceptance of facsimile transaction requests on behalf of individual Shareholders received from broker-dealers or ALIC, and the reliance by the Transfer Agent on the broker-dealer or ALIC ensuring that the original source documentation is in good order and properly retained; or

(j)    The negotiation and processing of any checks, wires and ACH transmissions including without limitation for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent.

8.3       To the extent that the Transfer Agent is not entitled to indemnification pursuant to Section 8.1 and Section 8.2 above and only to the extent of such right, the Trust or ALIC, as the case may be, shall not be responsible for, and the Transfer Agent shall indemnify and hold the Trust or ALIC, as the case may be, harmless from and against any losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly out of or attributable to any action or failure of the Transfer Agent to act as a result of the Transfer Agent’s lack of good faith, negligence or willful misconduct in the performance of the services provided by the Transfer Agent to such party hereunder.  For those activities or actions delineated in the Procedures and the G Classes Procedures, the Transfer Agent shall be presumed to have used reasonable care, acted without negligence, and acted in good faith if it has acted in accordance with the Procedures or the G Classes Procedures.

8.4       In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the indemnified party shall promptly notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all developments concerning such claim.  The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party.  The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party’s prior written consent.

8.5       As-of Adjustments.

(a)   Notwithstanding anything herein to the contrary, with respect to “as of” adjustments, the Transfer Agent will not assume one hundred percent (100%) responsibility for losses resulting from “as ofs” due to clerical errors or misinterpretations of shareholder instructions, but the Transfer Agent will discuss with the Fund the Transfer Agent’s accepting liability for an “as of” on a case-by-case basis and, subject to the limitation set forth in Section 9, will accept financial responsibility for a particular situation resulting in a financial loss to the Fund where such loss is “material,” as hereinafter defined, and, under the particular facts at issue, the Transfer Agent’s conduct was culpable and the Transfer Agent’s conduct is the sole cause of the loss.  A loss is “material” for purposes of this Section 8.5 when it results in a pricing error on a particular transaction which equals or exceeds one full cent ($.01) per share times the number of shares outstanding or such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time.

(b)   If the net effect of the “as of” transactions that are determined to be caused solely by the Transfer Agent is negative and exceeds the above limit, then the Transfer Agent shall promptly contact the Fund accountants.  The Transfer Agent will work with the Fund accountants to determine what, if any, impact the threshold break has on the Fund’s Net Asset Value and what, if any, further action is required.  These further actions may include but are not limited to, the Fund re-pricing the affected day(s), the Transfer Agent re-processing, at its expense, all affected transactions in the Fund that took place during the period or a payment to the Fund.  The Fund agrees to work in good faith with the Transfer Agent and wherever possible, absent a regulatory prohibition or other mutually agreed upon reason, the Fund agrees to re-price the affected day(s) and to allow the Transfer Agent to re-process the affected transactions.  When such re-pricing and re-processing is not possible, and when the Transfer Agent must contribute to the settlement of a loss, the Transfer Agent’s responsibility will commence with that portion of the loss over $0.01 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class) and the Transfer Agent will make such account adjustments and take such other action as is necessary to compensate shareholders for shareholder losses and reimburse the Fund for the amount of Fund losses in accordance with the foregoing standards.  If the Transfer Agent contributes to the settlement of a loss, the amount paid by the Transfer Agent shall be deducted from the amount of any accumulated losses calculated in the fiscal year monitoring process described below.

(c)     The Transfer Agent will monitor all portfolios across share classes to determine the accumulated gain or loss effect of “as-of trades” caused solely by the Transfer Agent.  At the fiscal year end of each portfolio, if the portfolio has an accumulated loss across share classes that is attributed to the Transfer Agent, then the Transfer Agent shall pay to the Fund the amount of such loss in excess of $.01 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class).  If at the end of the fiscal year, a portfolio has accumulated a gain across share classes, that gain will remain with the Fund.

9.             Standard of Care

The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents.  The parties agree that any encoding or payment processing errors shall be governed by this standard of care and that Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement.  This standard of care also shall apply to Exception Services, as defined in Section 2.3 herein, but shall take into consideration and make allowances for the manual processing and non-standard work involved in Exception Services.  Notwithstanding the foregoing, the Transfer Agent’s aggregate liability to the Trust or ALIC, as the case may be, during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided to such party by the Transfer Agent under this Agreement for all of the Funds subject to this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed with respect to the Trust or ALIC, as the case may be, the aggregate of the amounts actually received hereunder from such party by the Transfer Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) calendar months immediately preceding the first event for which recovery from the Transfer Agent is being sought.  The foregoing limitation on liability shall not apply to any loss or damage resulting from any fraud committed by the Transfer Agent’s employees or any intentional malevolent acts by the Transfer Agent’s employees.  For purposes of this Section 9, “intentional malevolent acts” shall mean those acts undertaken purposefully under the circumstances in which the person knows or has reason to believe that such acts violate this Agreement and are likely to cause damage or harm.

10.           Confidentiality

10.1     The Transfer Agent, ALIC and the Trust agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers’ lists, trade secrets, cost figures and projections, profit figures and projections, proprietary information, and information about products, business methods and business plans, customer names and other information related to customers, price lists, pricing policies, financial information, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “know-how,” organizational structure, user guides, marketing techniques and materials, marketing and development plans, and data processing software and systems) relating to the business, operations or systems of another party (or to the business, systems or operations of another party’s Affiliates, including the Transfer Agent’s Affiliate, DST Technologies, Inc.) or any other secret or confidential information whatsoever used or gained by the Transfer Agent, ALIC or the Fund during performance under this Agreement.  In the event of breach of the foregoing by either party, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed.  The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Trust agent for purposes of providing services under this Agreement.

10.2     As between the Trust, ALIC and Transfer Agent, Customer Information (as defined below) is and will remain the sole and exclusive property of the Trust or ALIC, as the case may be.  “Customer Information” means all the customer identifying data however collected or received, including without limitation, through “cookies” or non-electronic means pertaining to or identifiable to the customer(s) or prospective customer(s) of the Trust or ALIC and plan administrators (collectively, “Trust or ALIC Customers”), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with a Trust or ALIC service, including the web site of the Trust or ALIC; or (iii) any data otherwise submitted in the process of registering for a Trust or ALIC service.  For the avoidance of doubt, Customer Information shall include all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138) (“GLB Act”). This Agreement shall not be construed as granting any ownership rights in Transfer Agent to Customer Information.

10.3     The Transfer Agent represents, covenants, and warrants that Transfer Agent will use Customer Information only in compliance with (i) the provisions of this Agreement, (ii) its own Privacy and Information Sharing Policy, as amended and updated from time to time and (iii) privacy laws applicable to its business, including the GLB Act as such is applicable to its transfer agency business.

10.4     In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund or records of ALIC in the Transfer Agent’s possession, other than request for records pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will use reasonable efforts to notify the Trust or ALIC, as the case maybe, (except where prohibited by law) and to secure instructions from an authorized officer of the Trust or ALIC, as the case may be, as to such inspection.  The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit such records to such person or if required by law or court order.

11.           Covenants of the Trust and the Transfer Agent

11.1     The Trust shall promptly furnish to the Transfer Agent the following:

(a)   A certified copy of the resolution of the Board of Trustees or the Board of Directors, as the case may be, of the Trust authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

(b)   A copy of the organizational documents of the Trust and all amendments thereto.

11.2     The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3     Records.  The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form, manner and for such periods, as it may deem advisable and as may be required by the laws and regulations applicable to its business as a Transfer Agent, including those set forth in 17 CFR 240.17Ad-6 and 17 CFR 240.17Ad-7, as such regulations may be amended from time to time.  The Transfer Agent shall also maintain customary records in connection with its agency for the Trust; particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940.  Records maintained by the Transfer Agent on behalf of the Trust and ALIC shall be made available for reasonable examinations by the SEC or other applicable state or federal regulator upon reasonable request and shall be maintained by the Transfer Agent in the manner and for such period as required by applicable law or until such earlier time as the Transfer Agent has delivered such records into the Trust’s possession or destroyed them at the Trust’s request.

11.4     Compliance Program.  The Transfer Agent maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act.  Pursuant to its compliance program, the Transfer Agent will provide periodic measurement reports to the Trust.  Upon request of the Trust, the Transfer Agent will provide to the Trust in connection with any periodic annual or semi-annual shareholder report filed by the Trust or, in the absence of the filing of such reports, on a quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 with respect to the Transfer Agent’s performance of the services set forth in this Agreement and its internal controls related thereto.  In addition, on a quarterly basis, the Transfer Agent will provide to the Trust a certification in connection with Rule 38a-1 under the 1940 Act.  The Transfer Agent reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

11.5     SAS70 Reports.  The Transfer Agent will furnish to the Trust, on a semi-annual basis, a report in accordance with Statements on Auditing Standards No. 70 (the “SAS70 Report”) as well as such other reports and information relating to the Transfer Agent’s policies and procedures and its compliance with such policies and procedures and with the laws applicable to its business and its services, as the Trust may reasonable request.

11.6     Information Security.  The Transfer Agent maintains and will continue to maintain at each service location physical and information security safeguards against the destruction, loss, theft or alteration of the Trust’s Confidential Information, including Customer Information, in the possession of the Transfer Agent that will be no less rigorous than those in place at the effective date of this Agreement, and from time to time enhanced in accordance with changes in regulatory requirements.  The Transfer Agent will, at a minimum, update its policies to remain compliant with regulatory requirements.  The Transfer Agent will meet with the Trust, at its request, on an annual basis to discuss information security safeguards.  If the Transfer Agent or its agents discover or are notified that someone has violated security relating to the Trust’s Confidential Information, including Customer Information, the Transfer Agent will promptly (a) notify the Trust of such violation, and (b) if the applicable Confidential Information was in the possession or under the control of the Transfer Agent or its agents at the time of such violation, the Transfer Agent will promptly (i) investigate, contain and address the violation, and (ii) provide the Trust with assurance reasonably satisfactory to the Trust that such violation will not recur.

11.7     Business Continuity. The Transfer Agent will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Trust.  The Transfer Agent will test the adequacy of its business continuity plan at least annually and upon request, the Trust may participate in such test.  Upon request by the Trust, the Transfer Agent will provide the Trust with a letter assessing the most recent business continuity test results.  In the event of a business disruption that materially impacts the Transfer Agent’s provision of services under this Agreement, the Transfer Agent will promptly notify the Trust of the disruption and the steps being implemented under the business continuity plan.

12.           Termination of Agreement

12.1     Term.  The initial term of this Agreement (the “Initial Term”) shall be five (5) years from the date first stated above unless terminated pursuant to the provisions of this Section 12.  The term may be renewed by mutual agreement of the Transfer Agent, the Trust and ALIC for successive periods of one year each (“Renewal Term”).  Each of the Transfer Agent, the Trust or ALIC shall give written notice to the other parties one hundred twenty (120) days before the expiration of the Initial Term or of a Renewal Term if such party desires not to renew the term for an additional one year period and in the absence of such notice the Agreement shall renew automatically for such one year term.  In the event the Trust or ALIC wishes to terminate this Agreement prior to the expiration of the Initial Term or a Renewal Term, the Trust shall give one hundred twenty (120) days prior written notice to the Transfer Agent and shall be subject to the terms of this Section, including the payments applicable under Section 12.3.  One hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term, the Transfer Agent, the Trust and ALIC will agree upon a Fee Schedule for the upcoming Renewal Term.  In the event the parties fail to agree upon a new Fee Schedule as of such date, the Fee Schedule set forth as Schedule 3.1 hereto shall remain in effect subject to increase under Section 3.6.  Any termination of this Agreement by the Trust shall also serve as a termination of the services provided to ALIC by the Transfer Agent under this Agreement, but termination by ALIC will not constitute a termination of the Agreement with respect to the Trust.  Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion (defined below).

12.2     Deconversion. In the event that this Agreement is terminated or not renewed for any reason by the Trust or ALIC, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Trust and ALIC, the Transfer Agent, at the request of the Trust or ALIC, shall offer reasonable assistance to the Trust or ALIC, as applicable, in converting the respective records from the Transfer Agent’s systems to whatever services or systems are designated by the Trust or ALIC (the “Deconversion”).  Such Deconversion is subject to the recompense of the Transfer Agent for such assistance at its standard rates and fees in effect at the time and to a reasonable time frame for performance as agreed to by the parties.  As used herein “reasonable assistance” and “transitional assistance” shall not include requiring the Transfer Agent (i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider’s system, or to provide any new functionality to such provider’s system, (ii) to disclose any protected information of the Transfer Agent, including the Proprietary Information as defined in Section 7.1, or (iii) to develop Deconversion software, to modify any of the Transfer Agent’s software, or to otherwise alter the format of the data as maintained on any provider’s systems.

12.3     Termination or Non Renewal.

(a)   Outstanding Fees and Charges.  In the event of termination or non-renewal of this Agreement by the Trust, the Trust and ALIC will promptly pay the Transfer Agent all fees and charges for the services provided under this Agreement (i) which have been accrued and remain unpaid as of the date of such notice of termination or non-renewal and (ii) which thereafter accrue for the period through and including the date of the Deconversion.

(b)   Deconversion Costs and Post-Deconversion Support Fees.  In the event of termination or non-renewal of this Agreement by the Trust or ALIC, the Trust and ALIC shall pay the Transfer Agent for the Deconversion costs as noted in Section 12.2 and all reasonable fees and expenses for providing any support services that the Fund or ALIC requests the Transfer Agent to provide post Deconversion, including but not limited to tax reporting and open issue resolution.

(c)   Early Termination for Convenience.  In addition to the foregoing, in the event that the Trust terminates this Agreement prior to the end of the Initial Term or any Renewal Term other than due to the Transfer Agent’s bankruptcy under Section 12.6 or for cause under Section 12.7, the Trust shall pay the Transfer Agent an amount equal to the average monthly fee paid by the Fund to the Transfer Agent under the Agreement multiplied by the number of months remaining in the Initial or Renewal Term and calculated as set forth on the then current Fee Schedule, on the date notice of termination was given to the Transfer Agent (the “Early Termination Fee”).  Notwithstanding the foregoing, the parties agree to negotiate in good faith as to the application of the Early Termination Fee and the Transfer Agent may waive part or all of the fee depending on the circumstances.

12.4     Confidential Information.  Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

12.5     Unpaid Invoices.  The Transfer Agent may terminate this Agreement with respect to the Trust or ALIC immediately upon an unpaid invoice payable by the Trust or ALIC to the Transfer Agent being outstanding for more than ninety (90) days after receipt by the Trust or ALIC, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.5 of this Agreement.

12.6     Bankruptcy.  Each of the Trust and the Transfer Agent may terminate this Agreement by notice to the other parties, effective at any time specified therein, in the event that (a) the other party ceases to carry on its business or (b) an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

12.7     Cause.  If one of the parties hereto becomes in default in the performance of its duties or obligations hereunder and such default has a material adverse effect on another party, then a non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure such default.  If the defaulting party fails to cure such default within thirty (30) days of receipt of such notice, or within such other period of time as the parties may agree is necessary for such cure, then the non-defaulting party may terminate this Agreement upon notice of not less than five (5) days to the defaulting party.

12.8     In the event that the Trust terminates this Agreement prior to the end of the Initial Term or any Renewal Term, other than by reason of the Transfer Agent’s bankruptcy under Section 12.6 or for cause under Section 12.7, then effective as of the first day of any month in which the Transfer Agent receives notice of such termination, all discounts of fees and charges or fee concessions provided under this Agreement to the Fund or ALIC and under any related agreements shall cease and shall be recoverable retroactively to the date such discount or fee concession was first granted and the Fund or ALIC shall return the amount of any such discounts and fee concessions and thereafter pay full, undiscounted fees and charges for the services.

12.9     The parties agree that the effective date of any Deconversion as a result of termination hereof shall not occur during the period from December 15th through March 1st of any year to avoid adversely impacting a year-end.

12.10   Within thirty (30) days after completion of a Deconversion, the Trust and ALIC will give notice to the Transfer Agent containing reasonable instructions regarding the disposition of tapes, data files, records, original source documentation or other property belonging to the Trust and/or ALIC then in the Transfer Agent’s possession.  If the Trust and ALIC fail to give that notice within thirty (30) days after termination of this Agreement, then the Transfer Agent may dispose of such property as it sees fit.  The reasonable costs of any such disposition or of the continued storage of such tapes, data files, records, original source documentation or other properties shall be billed to, and within thirty (30) days of receipt of such invoice paid by, the Trust or ALIC.  Failure to pay such sums when due shall incur a late charge in accordance with Section 3.7 of this Agreement.  In no event shall the Transfer Agent be required to keep archived versions of records of the Trust or ALIC beyond the requirements of law applicable to its transfer agency business and the terms of this Section 12.10.  In the event the Trust terminates this Agreement and later re-engages the Transfer Agent for performance of transfer agency services, the Trust agrees to pay the reasonable administrative costs for recovery of any records that are still in the Transfer Agent’s possession.

13.           Assignment and Third Party Beneficiaries

13.1     Except as provided in Section 14.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the written consent of the other parties.  Any attempt to do so in violation of this Section shall be void.  Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

13.2     Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent, the Fund and ALIC, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent, the Fund and ALIC.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.3     This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust or ALIC.  No party to this Agreement shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

14.           Subcontractors

14.1     The Transfer Agent may, without further consent on the part of the Trust, subcontract for the performance hereof with an affiliate of the Transfer Agent which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act or, with regard to print/mail services, to DST Output, Inc., an affiliate of the Transfer Agent; provided, however, that the Transfer Agent shall be fully responsible to the Funds for the acts and omissions of its affiliate as it is for its own acts and omissions.  The foregoing shall not be deemed to apply to any direct contracts between the Fund and any affiliate of the Transfer Agent as to which the Transfer Agent is not a party.  The Transfer Agent may provide the services hereunder from service locations within or outside of the United States.

14.2     For purposes of this Agreement, unaffiliated third parties such as, by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, shall not be deemed to be subcontractors of the Transfer Agent.

15.           Changes and Modifications

15.1     During the term of this Agreement the Transfer Agent will use on behalf of the Trust, without additional cost, all modifications, enhancements, or changes which its affiliate DST Systems, Inc. may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all clients of the Transfer Agent are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations.  The Fund agrees to pay the Transfer Agent promptly for modifications and improvements which are charged for separately at the rate provided for in the Transfer Agent’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist.  If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

15.2     The Transfer Agent shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the TA2000 System or the Transfer Agent’s  facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and unless the Transfer Agent provides the Fund with revised operating procedures and controls.

15.3     All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST Systems, Inc., an affiliate of the Transfer Agent.

16.           Miscellaneous

16.1     Amendment.  This Agreement may be amended or modified by a written agreement executed by the parties hereto and, if applicable, authorized or approved by a resolution of the Board of Trustees or the Board of Directors, as the case may be, of the Fund.

16.2     Massachusetts Law to Apply.  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

16.3     Force Majeure.  In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.4     Consequential Damages.  No party to this Agreement shall be liable to another party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

16.5     Survival.  All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.6     Severability.  If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.7     Priorities Clause.  In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

16.8     Waiver.  No waiver by any party or any breach or default of any of the covenants or conditions herein contained and performed by any party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

16.9     Merger of Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.10   Counterparts.  This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16.11.  Reproduction of Documents.  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

16.12   Notices.  All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)           If to the Transfer Agent, to:

Boston Financial Data Services, Inc.

2 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Legal Department

Facsimile: (617) 483-2490

(b)           If to the Trust, to:

Allstate Financial Investment Trust

3100 Sanders Road

Northbrook, Illinois 60062

Attention: Chief Legal Officer

Facsimile: (847) 402-3781

(c)           If to ALIC, to:

Allstate Life Insurance Company

3100 Sanders Road

Northbrook, Illinois 60062

Attention: Corporate Secretary

Facsimile: (847) 402-3781

17.           Additional Funds

17.1     Additional Funds.  In the event that the Trust establishes one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder by the parties amending the Schedule A to include the additional series.

17.2     Conditions re: Additional Funds.  Subject to the provisions of Section 3.1 with respect to funds added by acquisition or merger, in the event that the Transfer Agent is to become the transfer agent for new funds, the Transfer Agent shall add them to the TA2000 System upon at least thirty (30) days’ prior written notice to the Transfer Agent provided that the requirements of such funds or portfolios are generally consistent with services then being provided by the Transfer Agent under this Agreement, in which case the fees and expenses for such additional funds or portfolios shall be as set forth on Schedule 3.1 for the remainder of the then-current term.  To the extent such funds use functions, features or services not set forth in Section 1.1, Section 1.2 or Schedule 3.1, the rates and charges applicable to such new functions, features or characteristics may be established or increased in accordance with Section 3.3.

18.           Limitations of Liability of the Trustees and Shareholders

The Transfer Agent is hereby given notice that the trust instrument is executed on behalf of the trustees of the trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLSTATE FINANCIAL INVESTMENT TRUST

By:
Name:
Title:

ATTEST:

ALLSTATE LIFE INSURANCE COMPANY

By:
Name:
Title:
ATTEST:

BOSTON FINANCIAL DATA SERVICES, INC.

By:
Robert Chabot, Vice President
ATTEST:

DST TECHNOLOGIES, INC. (solely with respect to Section 7.6 and Schedule 7.6).

By:
Name:
Title:
ATTEST:

SCHEDULE A

Fund

Type of Entity

Jurisdiction

Allstate Financial Investment Trust

Statutory Trust

Delaware

Allstate Clear Target 2005 Retirement Fund (classes A, C, I, GA, GC & GI)

Allstate Clear Target 2010 Retirement Fund (classes A, C, I, GA, GC & GI)

Allstate Clear Target 2015 Retirement Fund (classes A, C, I, GA, GC & GI)

Allstate Clear Target 2020 Retirement Fund (classes A, C & I)

Allstate Clear Target 2030 Retirement Fund (classes A, C & I)

Allstate Clear Target 2040 Retirement Fund (classes A, C & I)

Allstate Clear Target 2050 Retirement Fund (classes A, C & I)

Allstate Large Cap Index Fund

ALLSTATE FINANCIAL INVESTMENT TRUST	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Robert Chabot, Vice President
Name:

Title:

1

SCHEDULE 1.2(f)

AML DELEGATION

Dated: March 20, 2008

1.             Delegation.

Subject to the terms and conditions set forth in this Agreement, the Fund hereby delegates to the Transfer Agent those aspects of the Trust’s AML program (the “AML Program”) that are set forth in Section 4 below (the “Delegated Duties”). The Delegated Duties set forth in Section 4 may be amended, from time to time, by mutual agreement of the Trust and the Transfer Agent upon the execution by such parties of a revised Schedule 1.2(f) bearing a later date than the date hereof.

1.2       The Transfer Agent agrees to perform such Delegated Duties, with respect to the ownership of Shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this Agreement.

2.                                       Consent to Examination.  In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) and that the records the Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance.  The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review.  For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

3.                                       Limitation on Delegation.  The Trust acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only the Delegated Duties, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, Shares in the Fund for which the Transfer Agent maintains the applicable Shareholder information.

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4.                                       Delegated Duties

4.1                     Consistent with the services provided by the Transfer Agent and with respect to the ownership of Shares in the Fund for which the Transfer Agent maintains the applicable Shareholder information, the Transfer Agent shall:

(a)  Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control (“OFAC”) database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(b)  Submit special payee checks through OFAC database;

(c)  Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

(d)  Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;

(e)  Review accounts with small balances followed by large purchases;

(f)  Review accounts with frequent activity within a specified date range followed by a large redemption;

(g)  On a daily basis, review purchase and redemption activity per tax identification number (“TIN”) within the Fund to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

(h)  Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the Shareholder notices required by the IRS;

(i)  Determine when a suspicious activity report (“SAR”) should be filed as required by regulations applicable to mutual funds; prepare and file the SAR.  Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

(j)  Compare account information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames;

(k)  (i) Verify the identity of any person seeking to open an account with the Fund, (ii) Maintain records of the information used to verify the person’s identity and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency; and

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(l)  Conduct due diligence for new correspondent accounts for foreign financial institutions (as defined in 31 C.F.R. 103.175).  Following the opening of an account for a foreign financial institution or setting up a dealer relationship with a foreign financial institution, the Transfer Agent will perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire.  After assessing the money laundering risk and determining a risk-ranking for the account, the Transfer Agent will notify the Trust’s AML Officer of any account with a medium or above risk-ranking to obtain further instruction from the Fund.  In the situation where due diligence cannot be completed with respect to an account, the Transfer Agent will contact the Fund’s AML Officer for further instruction. For any accounts opened for foreign financial institutions, a periodic review of the account activity will be performed by the Transfer Agent in order to determine consistency with information obtained about the type, purpose, and anticipated activity of the account as detailed in the financial institution questionnaire.  Upon request by the Fund, generate periodic reports of foreign correspondent accounts for review by the Fund for purposes of compliance with USA PATRIOT Act, Section 312.  In accordance with instructions from the Fund, conduct due diligence for existing accounts selected by the Fund for further review in accordance with the procedures set forth above.

(m)  Upon the request by the Trust, conduct due diligence to determine if the Fund is involved with any foreign jurisdiction, institution, class of transactions and a type of account designated, from time to time, by the U.S. Department of Justice in order to identify and take certain “special measures” against such entities as required under Section 311 of the USA PATRIOT Act (31 C.F.R. 103.193).

4.2                     In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Fund, unless prohibited by applicable law.

ALLSTATE FINANCIAL INVESTMENT TRUST	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Robert Chabot, Vice President
Name:

Title:

3

SCHEDULE 1.2(i)

OMNIBUS TRANSPARENCY SERVICES

Dated: March 20, 2008

A.                                   The Trust shall provide the following information to the Transfer Agent:

1.               The name and contact information for the Financial Intermediary, with which the Trust have a “shareholder information agreement” (under which the Financial Intermediary agrees to provide, at the Trust’s request, identity and transaction information about shareholders who hold their shares through an account with the Financial Intermediary (an “accountlet”)), that is to receive an information request;

2.               The Trust to be included, along with each Trust’s frequency trading policy, under surveillance for the Financial Intermediary;

3.               The frequency of supplemental data requests from the Transfer Agent;

4.               The duration of supplemental data requests (e.g. 60 days, 90 days); and

5.               The expected turnaround time for a response from the Financial Intermediary to an information request (including requests for supplemental data)

B.                                     Upon receipt of the foregoing information, the Trust hereby authorizes and instructs the Transfer Agent to perform the following Services:

1.     Financial Intermediary Surveillance Schedules.

(a)           Create a system profile and infrastructure based upon parameters set by the Trust to establish and maintain Financial Intermediary surveillance schedules and communication protocol/links.

(b)           Initiate information requests to the Financial Intermediaries.

2.     Data Management Monitoring

(a)           Monitor status of information requests until all supplemental data is received.

(b)           If a Financial Intermediary does not respond to a second request from the Transfer Agent, the Transfer Agent shall notify the Trust for the Trust to follow-up with the Financial Intermediary.

3.     Customized Reporting for Market Timing Analysis

(a)           Run information received from the Financial Intermediaries through TA2000 System functionalities (utilizing PowerSelect tables, Short Term Trader and Excessive Trader).

(b)           Generate exception reports using parameters provided by the Trust.

4.     Daily Exception Analysis of Market Timing Policies for Supplemental Data Provided

(a)           Review daily short-term trader exceptions, daily excessive trader exceptions, and daily supplemental data reconciliation exceptions.

(b)           Analyze Financial Intermediary supplemental data (items), which are identified as “Potential Violations” based on parameters established by the Trust.

(c)           Confirm exception trades and if necessary, request additional information regarding Potential Violations.

5.               Communication and Resolution of Market Timing Exceptions

(a)           Communicate results of analysis to the Trust or upon request of the Trust directly to the Financial Intermediary.

1

(b)           Unless otherwise requested by the Trust and as applicable, instruct the Financial Intermediary to (i) restrict trading on the accountlet, (ii) cancel a trade, or (iii) prohibit future purchases or exchanges.

(c)           Update AWD Work Object with comments detailing resolution.

(d)           Keep a detail record of all data exceptions and inquires with regards to potential violations.

6.     Management Reporting

(a)           Provide periodic reports, in accordance with agreed upon frequency and content parameters, to the Trust.  As reasonable requested by the Trust, the Transfer Agent shall furnish ad hoc reports to the Trust.

7.     Support Due Diligence Programs

(a)           Update system watch list with pertinent information on trade violators.

(b)           Maintain a detail audit trail of all accounts that are blocked and reason for doing so.

2

SCHEDULE 1.2(k)

GUARANTEED BENEFIT CERTIFICATE SUPPORT SERVICES

Dated:  March 20,2008

Upon approval by ALIC for the establishment of a G class account and in accordance with the G Classes Procedures shall perform the following:

1.     Respond to basic telephone inquiries from Shareholders with respect to their Guaranteed Benefit Certificate regarding their Guaranteed Benefit Certificate base.  The Transfer Agent shall respond to such inquiries in accordance with the training materials and guidelines, as may be amended from time to time, provided by ALIC to the Transfer Agent and accessing Guaranteed Benefit Certificate base information on the ALIC Access Allstate system.  Inquiries outside of those set forth in the training materials and guidelines shall be forwarded for handling, in accordance with the G Classes Procedures.  Calls shall be handled during the standard call center hours agreed upon by the Trust and the Transfer Agent in Section 1.2(k) of this Agreement.

2.     Prior to the end of each calendar quarter, the Transfer Agent will calculate and redeem from each Shareholder’s G class account the amount of G class Shares equal to the percentage of Share account value as communicated by ALIC to the Transfer Agent, and will forward the proceeds of such redemptions to ALIC.

3.     Upon receipt of written instructions from the Shareholder, add systematic withdrawal program (“SWP”) instructions for the Guaranteed Benefit Certificate to designated G class accounts.

4.     Make daily reports available to ALIC in order that ALIC may determine when an account balance reduces to zero.

5.     Make daily reports available to ALIC through the report processing manager system (“RPMS”), as requested by ALIC.

ALLSTATE LIFE INSURANCE COMPANY	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Robert Chabot, Vice President
Name:

Title:

1

SCHEDULE 1.5

SERVICE LEVEL STANDARDS

Dated: March 20, 2008

The service level standards reflected in this Schedule represent the levels and standards which the Transfer Agent is, and has for some time been, generally achieving its day-to-day operations and which the Trust may reasonably expect the Transfer Agent to generally achieve in performing the Services set forth in the Agreement.  Notwithstanding anything in the Agreement or any other supplement to the contrary, this does not mean, and, the Transfer Agent neither represents, warrants or covenants that, nor does the Fund expect, that the Transfer Agent shall always meet, fulfill or comply with the foregoing standards at all times.  Rather, it is the expectation of the Parties that, in the event of a failure to meet, fulfill or comply with the foregoing standards the two Parties shall coordinate and cooperate to correct the inadequacies.  In such event, the Transfer Agent shall provide the resources reasonably necessary to restore its compliance with the foregoing standards as quickly as reasonably practical under the circumstances.

The Parties mutually agree that the measurement and reporting of the Service Level Standards set forth herein shall commence ninety (90) days after the effective date of the Agreement in order to allow for an orderly commencement of the Services to the Fund.

Performance Target	Measurement

Transaction Processing Accuracy Overall the Transfer Agent corporate-wide accuracy results will meet or exceed NQR average overall benchmark for financial and non-financial transactions.

Results will be measured using industry benchmark reported by National Quality Review, (NQR) quarterly and will be adjusted to exclude mutually reclassified items and items mutually identified to have no external impact. Results will be reported on a quarterly basis.

Note:  NQR reports its measurement of performance for manual processing as a percentage and also reports a “precision variable” for the percentage measurement.  For purposes of this Schedule, the Transfer Agent shall also be deemed to have met a Service Level if the measurement that NQR reports for the Transfer Agent for that Service Level varies from the NQR average by no more than the NQR reported precision variable for that quarter.

1

Performance Target	Measurement
Transaction Processing Timeliness	TRANSACTION	CATEGORY	TARGET TURNAROUND

Overall the Transfer Agent corporate-wide turnaround results will meet or exceed standard corporate turnaround schedules and regulatory requirements for financial and non-financial transactions	Purchases	Financial	Day of Receipt
	New Accounts with Funding(1)	Financial	Day of Receipt
	Redemptions(2)	Financial	Day of Receipt
	Exchanges	Financial	Day of Receipt
The transaction turnaround targets apply only to requests received in good order by Boston Financial before 4PM EST.	New Accounts without Funding(1)	Non-Financial	Day after Receipt
	Transfers	Non-Financial	Day after Receipt
	Account Maintenance(3)	Non-Financial	2 Days after Receipt
	Return Mail	Non-Financial	Quarterly Cycle
	Not in Good Order Requests(4)	Financial Non-Financial	4 Days after Receipt

(1) New Account Requests. Requests that do not include funding with the new account application will be considered non-financial transactions.

(2) Redemption Requests.  Excludes redemptions through a conduit account, including those requiring a change in account registration including transfer on death, estate redemptions.  Such requests will be considered transfers and measured against a standard of 3 days.

(3) Account Maintenance Requests. Target turnaround excludes Return Mail Items.

(4) Transactions Not in Good Order.  Call out attempts may be initiated as appropriate and only if the necessary contact information is available.  For items not resolved via telephone, written communication will be initiated rejecting such transaction requests up to 10 days from the rejection.

2

Performance Target	Measurement
Quarterly Call Answer Rate Each quarter, no less than 98% of calls will be answered by a Transfer Agent service representative during the applicable hours.

The Transfer Agent will provide the Trust with a quarterly report detailing the number of Calls received and the Call Answer Rate achieved.  Calls will be charted through Boston Financial’s call tracking system.

Quarterly Call Answer Speed Each quarter, no less than 85% of the calls will be answered within an average of 15 seconds during the applicable hours.

The Transfer Agent will provide the Trust with a quarterly report detailing the number of Calls received and the Call Answer Speed achieved.  Calls will be charted through Boston Financial’s call tracking system.

Prerequisites to Transaction Processing and Telephone Standards

The Trust agrees to undertake the following actions and understands that they are essential to and will serve as prerequisites for the application of the Service Level Standards to the Transfer Agent’s performance:

•                  Communicate to the Transfer Agent projected sales and volume projections 30 days prior to the beginning of each quarter.

•                  Notify the Transfer Agent at least 30 days in advance of any product development, sales or marketing campaigns that may materially impact the volume of transactions in the Funds.

•                  Notify the Transfer Agent as soon as practicable under the circumstances of any extraordinary corporate event that may impact call volume in a material way.

•                  Involve the Transfer Agent, to the extent necessary, in the design of all fund documentation/forms (new applications, LOA/IRA kits, prospectus) to ensure consistency with the TA2000 system and the Transfer Agent’s processes as far in advance as practicable, but in no event less than 30 days prior to adoption of such documentation/forms.

•                  Notify the Transfer Agent of new distribution agreements that may impact the Transfer Agent’s or the Trust’s business processes at least 15 days prior to execution.

3

Exceptions to Transaction Processing and Telephone Standards

The Parties acknowledge and agree that the Service Level Standards shall not apply to and shall not be calculated for, any day or period of days where the Transfer Agent’s failure to meet such standards arises out of, results from or is contributed to, by:

(i) a failure, inadequacy in the performance of or unavailability of communication lines or communication facilities (including the equipment or computer being used to access the communication lines) outside of the Transfer Agent;

(ii) the unavailability of DST Systems, Inc.’s or any computer hardware or software, which is substantially required for the performance of the Services, for more than sixty (60) minutes, provided that such unavailability is beyond the Transfer Agent’s reasonable control and the Transfer Agent notifies the Fund promptly of such unavailability;

(iii) a disaster which requires the Transfer Agent to process at its disaster recovery facility or when the Transfer Agent’s transaction processing is impeded by a Force Majeure event;

(iv) a failure to perform properly or timely by a third party whose performance is a prerequisite for the Transfer Agent’s performance;

(v) a failure, unavailability, disruption or circumstances arising out of or resulting from the Internet if any service hereunder involves or entails utilization of the Internet to transmit to or from the Transfer Agent;

(vi) a pre-planned extraordinary event (e.g., a hardware or software installation);

(vii) a failure to perform caused by third parties (including the Fund) whose actions are beyond the Transfer Agent’s reasonable control;

(viii) failure of the Fund to provide the Transfer Agent with sufficient notice of any product development, sales or marketing campaign or extraordinary event in accordance with the prerequisites above; or

(ix) with respect to telephone related performance standards, a call volume of fewer than fifty (50) calls per day resulting in a statistically unreliable sample for measurement.

To the extent that the timely performance of any Transfer Agent Service depends on equipment under the Fund’s control, the Fund acknowledges that it is responsible for the proper functioning of such equipment.

The foregoing Standards shall also not apply on the first business day of each calendar quarter.

4

Performance Target	Measurement

Print/Mail

The Transfer Agent shall utilize a third party vendor, DST Output, Inc. (DSTO), to perform media services.  For Print Mailing, 98% of each type of media in the Print Mailing shall be delivered to the delivery carrier within the stated turnaround schedule or regulatory requirement.

The Transfer Agent shall direct DSTO to apply the following print/mail standards:

•      Shareholder redemption checks mailed on the next business day.

•      Confirmations mailed within 2 business days of receipt. Statements mailed within 5 business days following the approval of the statement run.

•      Commission checks mailed within 4 business days (from approval) following the end of a reporting period.

•      If desired, statements available to the Fund on CD ROM 15 business days after each quarter-end(1)

•      All IRS tax forms mailed within regulatory requirements.

DSTO will track performance and capture the total number of items and the number of items that are on time, late, or defective, as applicable and report such information to the Transfer Agent.

Prerequisites to Print/Mail Standards

The Fund agrees to undertake the following actions and understands that they are essential to, and will serve as prerequisites for, the application of the Print/Mail Service Level Standards:

Mailing Timeline.  To meet mailing requirements, the following timeline must be adhered to:

APPLICATIONS		Message and Insert Criteria Delivery	Message Text Delivery	Testing Begins	Material/Insert Delivery
1.1	Daily Confirms	Two weeks preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date
1.2	Quarterly Statements (Q/E calendars are available which illustrate deadlines)	23 business days preceding quarter end	23 business days preceding quarter end	13 business days preceding quarter end	13 business days preceding quarter end
1.3	Shareholder Checks	Two weeks preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date
1.4	Commission Checks and Statements	Two weeks preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date
1.5	Advisor-Paid Fees	Two weeks preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date
1.6	Address Change Cards	Two weeks preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date	One week preceding Effective Date

(1) If the Fund requests a CD ROM for any of its output media applications, applicable availability time frames for that option are: 15 business days from Y/E tax form mailings, 5 business days from Q/E for Investor, 12b1s/Dlr Comm/MTF are 5 business days from mailing the output.

5

INSERT REQUIREMENTS:

The Fund to provide insert types and specifications for paper and electronic output enclosures and insert specifications for the Fund supplied enclosures.

Inserts must adhere to DST Output Material Review Board guidelines

2.1 Insert types include: Letter, Buck-slip, Newsletter, etc.

2.2 Insert specifications include:  Paper Weight, Size, Number of Pages, etc.

The Fund supplied inserts must adhere to DSTO’s materials specifications.  The Transfer Agent will provide DSTO’s current specifications at the execution of the Agreement.  When DSTO revises its specifications, the Transfer Agent will provide the Fund with a copy of the revised specifications.

In the event the Fund causes a delay of DSTO’s print mail responsibilities, the parties agree that the print/mail standards shall not apply for the mailing(s) affected by the Fund’s delay.

MESSAGING REQUIREMENTS

The Fund agrees to provide messaging information that includes the message level specifications, criteria for each message level, and which paper and electronic output each message is being used with.

3.1 Messaging level specifications include Fund Level, Dealer Level, All Statements.

3.2 Messaging criteria is to specify the population each message will print for (e.g., Fund Numbers, Dealer Numbers), if selective.

3.3 Output (shareholder, dealer, both) with which each message will be included.

TESTING PROCESS

The Fund must meet all dates stated in Mailing Timeline for DSTO to complete testing of all criteria using test data provided by the Fund that includes all scenarios for messaging and inserting.  DSTO requires five (5) business days for testing of inserts prior to use in production.

ALLSTATE FINANCIAL INVESTMENT TRUST	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Robert Chabot, Vice President
Name:

Title:

6

SCHEDULE 2.1

THIRD PARTY ADMINISTRATOR(S) PROCEDURES

Dated: March 20, 2008

1.             On each day on which both the New York Stock Exchange and the Fund are open for business (a “Business Day”), the TPA(s) shall receive, on behalf of and as agent of the Fund, Instructions (as hereinafter defined) from the Plan.  Instructions shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan’s receipt of purchase orders and redemption requests by Participants in proper form by the time required by the term of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund’s prospectus.  Each Business Day on which the TPA receives Instructions shall be a “Trade Date.”

2.             The TPA(s) shall communicate the TPA(s)’s acceptance of such Instructions, to the applicable Plan.

3.             On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), the TPA(s) shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans.  In the case of net purchases by any Plan, the TPA(s) shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1).  In the case of net redemptions by any Plan, the TPA(s) shall instruct the Fund’s custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1).  The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Fund, the TPA(s), and the Transfer Agent.

4.             The TPA(s) shall maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

5.             The TPA(s) shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6.             The TPA(s) shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

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7.             The TPA(s) shall, at the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Fund for delivery to its Shareholders.

8.             The TPA(s) shall, at the request of each Fund, prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9.             The TPA(s) shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

10.           The TPA(s) shall, with respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11.           Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Fund be furnished to Participants in which event the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants.  With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Fund, provide at the TPA(s)’s expense a complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

ALLSTATE FINANCIAL INVESTMENT TRUST	BOSTON FINANCIAL DATA SERVICES,
INC.

By:	By:
Robert Chabot, Vice President
Name:

Title:

1

SCHEDULE 3.1(a)

FEES AND EXPENSES

Effective Date:  March 20, 2008

General:  Fees are billable on a monthly basis at the rate of 1/12 of the annual fee.  A charge is made for an account in the month that an account opens or closes.

Annual Account Service Fees
Open Accounts
Direct Accounts (Classes A,C & I)	$20.00/account
Direct Accounts (Classes GA, GC & GI)	$10.00/account
Network Level 3 Accounts	$10.00/account

Closed Accounts
Classes A,C & I	$2.50/account
Classes GA, GC & GI	$1.25/account

Annual CUSIP Base Fees*
0-22 CUSIPs	$12,400.00/CUSIP
23 and above CUSIPs	$10,000.00/CUSIP
CUSIP Minimum Fee**	$272,800.00

*

Note: Waived for a new CUSIP the first three (3) months, months four (4) through six (6) will be charged 50% of fee, months seven (7) through nine (9) will be charged 75% of fee. Excludes all CUSIPs that are covered in Schedule 3.1 (b).

**	Note: Waived for the first year.

Annual Fiduciary Fee (paid by Shareholder)	$10.00/SSN

Reimbursable Expenses	Billed as Incurred
In accordance with Section 3.2 of the Agreement.

Annual Short Term Trader
Aging Period in Days
1-90	$.06/account
91-180	$.12/account
181-270	$.18/account
271-366	$.24/account
367-two years	$.36/account

Omnibus Transparency Full Service Fees
Annual Technology Fee
Accountlets±
0-500,000	$.45/accountlet
500,001-2,000,000	$.45/accountlet (waived	)
2,000,001 and greater	$.10/accountlet

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±Note: An accountlet is the underlying sub-position on a Financial Intermediary’s system for an omnibus account.

Investigation Fee

Accountlets	Base Fee/month
0-50,000	$1,500 (includes 25 investigations±)
50,001-100,000	$2,000 (includes 50 investigations±)
100,001 and greater	$2,500 (includes 100 investigations±)

±Note: There is a $12.00 fee for each investigation that exceeds the allowance limit.

ALLSTATE FINANCIAL INVESTMENT TRUST	BOSTON FINANCIAL DATA SERVICES,
INC.

By:	By:

Name:	Name:

Title:	Title:

2

SCHEDULE 3.1(b)

CERTIFICATE SUPPORT SERVICES FEES

Dated:  March 20, 2008

General:  Fees are billable on a monthly basis at the rate of 1/12 of the annual fee.  A charge is made for an account in the month that an account opens or closes.

Annual Account Service Fees
Open Accounts	$10.00/account
Closed Accounts	$1.25/account

Annual CUSIP (G class) Base Fees	$12,400.00/CUSIP

ALLSTATE LIFE INSURANCE COMPANY	BOSTON FINANCIAL DATA SERVICES,
INC.

By:	By:
Robert Chabot, Vice President
Name:

Title:

1

[UNDER REVIEW BY DST]

SCHEDULE 7.6

Agreed Upon Terms and Conditions Relating to the Fund’s License to have and to Utilize AWD and AWD/View Manager Systems and Any Other DST or DST Technologies, Inc. Written Software (The “System”)

1. OWNERSHIP

The Fund acknowledges and agrees that, as between Fund and DST, the System is the property of DST and that this Schedule and the Agreement to which this Schedule is attached grants the Fund no title or rights of ownership in the System or any right to use, copy, transfer or disclose all or any portions of the System except as expressly provided in this Agreement.

2. USE

2.1           Each of the AWD and AWD/View Manager Systems, and any part thereof, may be used only by the Fund to process information and documents arising in the normal course of its business for the Funds.   That part of the System installed on workstations (the “Workstation Software”) may only be installed upon workstations owned or operated by the Fund and located at any of the Fund’s offices.  The Fund agrees to permit DST to inspect, upon demand during regular business hours, any site where the Workstation Software may be located.  The Fund shall not use the System to process the documents or data of any third party (including for the Fund’s internal use unrelated to the Funds’ activities in connection with the provision of services directly to the Funds).  All documents and data processed by the System and output produced by the System shall be the property of and owned by the Fund.

2.2           Neither the AWD and AWD/View Manager Systems nor any other DST written software licensed and provided under this Agreement may be used in any way in connection with any mutual funds business other than that of the Funds or with any insurance business.

2.3           The license granted herein does not include the right to copy the licensed software or any portion thereof.  To protect DST’s trade secrets and copyrights in the System, the Fund agrees to reproduce and incorporate DST’s trade secrets notice or copyright notice in any permitted copies, modifications or partial copies of the AWD and AWD/View Manager Systems or any other DST written software.

2.4           The Fund shall not reverse engineer, decompile, or disassemble the licensed software or any portion thereof, or otherwise attempt to create or derive the source code.

3.             TERM OF LICENSE

The term of the license granted in this Schedule and the Agreement to which this Schedule is attached shall remain in force until terminated at the sole discretion of DST.

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4.             NO WARRANTIES

EACH OF THE AWD AND AWD/VIEW MANAGER SYSTEMS IS LICENSED AS IS AND DST DOES NOT MAKE AND HEREBY DISCLAIMS, AND THE FUND HEREBY EXPRESSLY WAIVES, ALL WARRANTIES, EXPRESSED OR IMPLIED.  THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.  UNDER NO CIRCUMSTANCES SHALL DST HAVE ANY LIABILITY WHATSOEVER TO THE FUND OR ANYONE OR ANYONE ELSE WITH RESPECT TO THE LICENSE GRANTED TO THE FUND OR ANY USE OF THE AWD AND AWD/VIEW MANAGER SYSTEMS OR ANY OTHER DST WRITTEN SOFTWARE UNDER THIS SCHEDULE AND THE AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED OR OTHERWISE. IN ADDITION AND NOT IN CONTRAVENTION OF THE FOREGOING, UNDER NO CIRCUMSTANCES SHALL DST HAVE ANY LIABILITY WHATSOEVER FOR LOSS OF PROFITS, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES, EVEN IF DST HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5              CONFIDENTIALITY; NON-DISCLOSURE

5.1           The Fund acknowledges and agrees that any and all information concerning the AWD and AWD/View Manager Systems or any other DST written software, including, but not limited to, the design, programming techniques, flow charts, code, documentation, methods and applications employed in the System or other DST systems (the “DST Confidential Information”) is confidential and proprietary to DST and the Fund hereby agrees to use the DST Confidential Information only as permitted by this Schedule and the Agreement to which this Schedule is attached, to maintain the confidentiality of the DST Confidential Information and not to disclose the DST Confidential Information, or any part thereof, to any other person, firm or corporation except as provided below.  The Fund acknowledges that disclosure of the DST Confidential Information may give rise to an irreparable injury to DST inadequately compensable in damages.  Accordingly, DST may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Fund consents to the obtaining of such injunctive relief.  Information regarding the AWD and AWD/View Manager Systems or any other DST written software may be provided to the Fund’s outside auditors and attorneys only to the extent required by their respective functions.

5.2           The obligations of confidentiality and nondisclosure of each of DST and the Fund set forth in this Section 5 shall not apply to such portions of the confidential information which (i) are or become generally available to the public other than as a result of a disclosure by the receiving party or its employees, representatives or agents; or (ii) become available to the receiving party on a non-confidential basis from a third party which is entitled to disclose it; or (iii) was known to the receiving party on a non-confidential basis prior to its disclosure to the receiving party by the other party.

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5.3           All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section 5 shall survive for a period of ten (10) years the last to terminate or expire of Schedule or the Agreement to which this Schedule is attached.

6. TERMINATION

Upon any expiration or termination of this Schedule and the License herein granted for any reason, the Fund shall deliver to DST all DST Confidential Information, including all copies or portions of the AWD and AWD/View Manager Systems or any other DST written software and documentation pertaining to such software, and including all magnetic tape and other materials pertaining thereto furnished by the Transfer Agent or DST, and the Fund shall also represent and warrant to DST in writing that to the Fund’s knowledge, all copies thereof have been returned to DST or destroyed.

DEFINITIONS

For purposes of this license, the following definitions shall apply:

(a) “Fund” shall mean an investment companies for which the Transfer Agent has been appointed as transfer agent and maintains all of the applicable shareholder records on the DST TA2000 System. Each Fund is set forth on Schedule A to the Agreement to which this Schedule is attached and such Schedule A may be amended by mutual written agreement of the parties from time to time.

(b) “Release” shall mean a copy of an Enhancement to the base Version of the Licensed Software that is associated with significant or material improvements or program corrections.  A Release is characterized by an increase in the middle Licensed Software number (e.g. 2.1.x to 2.2.y).

(c) ““Version” shall mean a set of object code and associated documentation of the Licensed Software that is associated with a specific hardware platform, operating system or other technology, which distinguishes it from other forms of the Licensed Software. A Version is characterized by a change in the leftmost number of Licensed Software (e.g. 1.a.b to 2.x.y).

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[UNDER REVIEW BY DST]

SCHEDULE 7.7

Agreed Upon Terms and Conditions Relating to the Fund’s Access to and Use of the DST Server, AWD Server Software and AWD Data Center

SECTION 1.         USE OF THE DST SERVER.

1.01         Subject to the provisions of the Agreement and this Schedule, the Fund agrees to use the DST Server and AWD Server Software installed on such server in connection with the Fund’s use of AWD, and DST hereby agrees to provide the Fund such use of the DST Server, AWD Server Software and related optical storage on optical jukeboxes provided and maintained by DST.

1.02         DST will make on-line availability to the DST Server available to the Fund and will, under normal operating conditions and normal workflows, support the Fund’s use of the DST Server in accordance with the provisions of mutually agreed upon the Service Level Arrangements.  Such availability is, however, subject to emergency maintenance and unavailability at such other times as capacity upgrades cannot be completed during normal maintenance periods.

SECTION 2.         COVENANTS OF DST.

2.01         DST shall maintain the appropriate storage of data transmitted to the AWD Data Center by the Fund; provided, however, that DST shall not be responsible or liable for any changes, alterations, modifications therein or failure to maintain the same if the Fund shall have made such changes, alterations, or modifications or shall have been the cause of such failure to maintain the same.  DST shall maintain Fund data on DASD for such period as agreed with the Fund and then transfer to optical disk; provided the period of storage on DASD may be changed from time to time by DST upon written notice to the Fund.  It is expressly understood that all such data transmitted by the Fund and maintained hereunder remains the exclusive property of the Fund.

2.02         Throughout the term of this Schedule, DST shall maintain reasonable backup procedures for the protection and safekeeping of the data processing files containing the information and data transmitted by the Fund.

2.03         DST shall maintain disaster recovery capabilities by providing backup to a second AS/400 located at a second facility through the use of MIMIX® or an application of equivalent or better capabilities which replaces MIMIX (“MIMIX”).

SECTION 3.         COVENANTS OF CUSTOMER.

the Fund recognizes that the DST Server will run the current version of AWD Server Software, and the Fund agrees to update the AWD software installed on the Fund’s workstations and other equipment within twelve (12) months of a release by DST of a new version of AWD.

1

SECTION 4.         TERMINATION; MISCELLANEOUS.

4.01         This Schedule shall terminate contemporaneously with the termination of the AWD license granted to the Fund.

4.02         Upon expiration or any termination of this Schedule, if the Fund requests recovery by DST of its data from optical disk storage and the delivery of such data to the Fund, the Fund shall pay to DST the cost of such recovery and delivery at DST’s then current hourly charges, plus the actual cost of reasonable out of pocket expenses incurred.

4.03         The fees for AWD Data Center are based upon the number of workstations maintained by or at the request of the Fund, plus the number of users capable of accessing or using the Licensed Software, plus any servers in excess of those servers included in the workstation fee.  On a monthly basis the Fund shall provide DST with a written report, executed by an officer, setting forth the number of servers on which the Licensed Software is installed or accessed, the number of workstations on which the Licensed Software is installed or accessed, the number of users who can access the Licensed Software, and the locations of such servers, workstations and users.  DST may from time to time, upon reasonable notice to the Fund and during the Fund’s regular business hours (which shall include any hours during which the Fund is using the Licensed Software) audit the number and location of (a) servers and workstations on which the Licensed Software is installed or accessed, and (b) of users who are capable of accessing or using the Licensed Software.  DST shall be entitled to bill retroactively for any previously undisclosed workstations, servers or users from the month in which they were first installed or able to access or use the Licensed Software.

SECTION 5.         DESCRIPTION OF SERVICES.

1              Implementation

Lan-Image-Voice Services (LIV Services) will install and configure the AWD system once AWD Development and Support have successfully completed technical turnover for the new product.

Four databases (Beta, Production, Train and Test) are developed for each client.

2              System Performance

Imaging Business Hours:

3:00 a.m. - 11:30 p.m. CST Monday Through Friday

8:00 a.m. - 6:00 p.m. CST Saturday

5:00 a.m. - 10:00 p.m. CST Sunday

Holidays with 7 calendar days advance notice

The AS/400 Server and the Optical Server (including the optical jukebox) installed in the AWD Data Center will be available for access by the Fund.

AS/400 DASD will be maintained below the IBM recommended maximum of 80%, and LAN Services will performance tune the system to improve client response time.

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3              Maintenance

LIV Services will provide a list of appropriate contacts for technical issues.

The following processes will be run as indicated:

A. Full AS/400 System Save - Saturday nights (Save system, all libraries, all DLOs).

B. Incremental Save - Sunday through Friday nights (Save all library changes, DLO changes)

C. Nightly Processes:

• Backup tapes sent to secure, offsite storage facility.

• All required subsystems verified active after save.

• All token ring lines verified active after save.

• TCP/IP verified started.

• All devices verified varied on.

• Priority and QA holdover jobs verified completed successfully.

• Check for suspended drives.

• Table builders (update statistical tables used for reporting) jobs verified run correctly.

• Unsuspended jobs verified run correctly.

• AWD Data Center associate will test AWD when nightly backup processes are complete and system is available.

• Associate will logon to AWD.

• Associate will scan a test document into the client production database.

• Associate will verify the document scanned correctly.

• Voice mail will be sent approximately 2:30 a.m. CST daily to individual(s) requested by the client once the scan test has been successfully completed and the system is deemed available for users.

4              System Changes/Emergency Service

Support personnel will be available seven days a week, twenty-four hours a day.

LIV Services will provide a written outage follow-up report for problems within one business week of the opening of the problem ticket.

The Fund will be notified two weeks in advance of any planned AS/400 outages and/or changes in production hours of operation in order to make all necessary parties aware of the change.

AWD recommended fixes will be installed in a timely fashion, appropriate for the severity of the problem.

Schedules for testing and implementation of the new AWD and/or AS/400 code will be coordinated with the Fund.

• This will include scheduling for the initial installation and migration to other AS/400s and/or databases (i.e., move from AWD 2.2.x platform to AWD 2.3).

• The Fund will determine AWD workflow and administrate AWD.

5              Special Services

LIV Services associates will stay current on AWD technical information, including technical information bulletins.

6              Facilities

LIV Services of DST will provide a facility with the following features:

• Two power feeds into the building.

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• Uninterruptable power source (UPS).

• Diesel-powered generator.

• Emergency water supply.

• Independent cooling system.

• Twenty-four hour posted security personnel.

• Electronic key card access required to enter secured areas.

7              AWD Backup Recordkeeping Procedures and Disaster Recovery

A separate AS/400 located at Winchester Data Center will serve as a disaster recovery solution. The AS400 located at the Winchester Data Center is not backed up at the Recovery Facility. MIMIX® software or an application of equivalent or better capabilities with which DST replaces the MIMIX software (“MIMIX”) will duplicate all the Fund requested databases from primary AS/400 to the Winchester AS/400:

• The Fund’s database journal changes on the primary AS/400 will be sent to the Winchester AS/400 and be reflected in the Fund’s databases on the Winchester AS/400.

• System changes (i.e., program, user profile, and DLO changes) will be copied from the primary AS/400 to the Winchester AS/400.

The Fund will switch from the AWD Data Center AS400 to the Winchester AS/400 whenever the Fund is advised that the AWD Data Center will be shut down for maintenance or installs or when the AWD Data Center recommends such switch in event of an emergency or disaster at the AWD Data Center.

LAN Services will develop a process to make the Winchester AS/400 the primary system during a disaster, including a program to point user workstations to the Winchester AS/400.

The Fund and AWD Data Center technical staff will arrange a controlled switchback from the Winchester AS/400 at an agreed upon time when the primary AS/400 is stable and in synch with the Winchester AS/400.

Two weekend tests of disaster recovery switches of MIMIX will be held each year, including:

• AS/400

• MIMIX

• Server hardware and software support

• Workstation hardware and software support

• Help Desk Services

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